CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A No. 2-81149), and to the incorporation by reference therein of our report dated February 11, 2000 on the financial statements and financial highlights of The Guardian Variable Contract Funds, Inc.


                                                       /s/ Ernst & Young LLP

                                                      ERNST & YOUNG LLP

New York, New York
April 21, 2000